Exhibit 99.1

Alnylam Announces Partial Repurchase of 1.00% Convertible Senior Notes Due 2027

December 11, 2025

CAMBRIDGE, Mass. — December 11, 2025 — Alnylam Pharmaceuticals, Inc. (“Alnylam”) (Nasdaq: ALNY), the leading RNAi therapeutics company, announced today that it has entered into separate, privately negotiated repurchase agreements with certain holders of its 1.00% Convertible Senior Notes due 2027 (the “Notes”) to repurchase for cash (the “Repurchases”) approximately $34.4 million aggregate principal amount of the Notes for a total repurchase cost (including accrued and unpaid interest) of approximately $51.9 million. The final aggregate cash repurchase price is subject to adjustment as a portion of the repurchase price will be based in part on the daily volume-weighted average price per share of the Company’s common stock over an agreed measurement period beginning on, and including, December 11, 2025.

The Repurchases are expected to close shortly after completion of the measurement period, subject to the satisfaction of customary closing conditions. Following such closings, approximately $362.8 million aggregate principal amount of the Notes will remain outstanding.

The Company had previously entered into capped call transactions with certain financial institutions in connection with the issuance of the Notes. All of these transactions are expected to remain in effect notwithstanding the Repurchases.

This news release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This news release shall not constitute an offer to purchase, or a redemption notice for, any of the Company’s outstanding Notes.

About Alnylam Pharmaceuticals

Alnylam (Nasdaq: ALNY) has led the translation of RNA interference (RNAi) into a whole new class of innovative medicines with the potential to transform the lives of people afflicted with rare and prevalent diseases with unmet need. Based on Nobel Prize-winning science, RNAi therapeutics represent a powerful, clinically validated approach yielding transformative medicines. Since its founding in 2002, Alnylam has led the RNAi Revolution and continues to deliver on a bold vision to turn scientific possibility into reality. Alnylam’s commercial RNAi therapeutic products include AMVUTTRA® (vutrisiran), ONPATTRO® (patisiran), GIVLAARI® (givosiran), and OXLUMO® (lumasiran), which are being developed and commercialized by Alnylam, and Leqvio® (inclisiran) and Qfitlia™ (fitusiran), which are being developed and commercialized by Alnylam’s partners, Novartis and Sanofi, respectively. Alnylam has a deep pipeline of investigational medicines, including multiple product candidates that are in late-stage development. Alnylam is executing on its “Alnylam P5x25” strategy to deliver transformative medicines in both rare and common diseases benefiting patients around the world through sustainable innovation and exceptional financial performance, resulting in a leading biotech profile. Alnylam is headquartered in Cambridge, MA.

Forward-looking Statements

Various statements in this release concerning Alnylam’s future expectations, plans and prospects, including, without limitation, statements regarding: the Repurchases, the amount of Notes that will remain outstanding after the Repurchases and the capped call transactions, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation, risks and uncertainties relating to Alnylam’s ability to successfully execute on its “Alnylam P5x25” strategy; Alnylam’s ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for Alnylam’s product candidates; or advice of regulatory agencies and Alnylam’s ability to obtain and maintain regulatory approval for its product candidates, as well as favorable pricing and reimbursement; successfully launching, marketing and selling Alnylam’s approved products globally; delays, interruptions or failures in the manufacture and supply of its product candidates or its marketed products; obtaining, maintaining and protecting intellectual property; Alnylam’s ability to manage its growth and operating expenses through disciplined investment in operations and its ability to achieve a self-sustainable financial profile in the future; Alnylam’s ability to maintain strategic business collaborations; Alnylam’s dependence on third parties for the development and commercialization of certain products; the outcome of litigation; the potential risk of future government investigations; and unexpected expenditures; as well as those risks more fully discussed in the “Risk Factors” filed with Alnylam’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as may be updated from time to time in Alnylam’s subsequent Quarterly Reports on Form 10-Q, and in other filings that Alnylam makes with the SEC. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.

Contacts:

Alnylam Pharmaceuticals, Inc.

Christine Akinc

(Investors and Media)

+1-617-682-4340

Josh Brodsky

(Investors)

+1-617-551-8276